UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

delaware	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-321-5002

(Former Name, or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Arena Group Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2022. At the Annual Meeting, the Company’s stockholders approved and adopted the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to foster the growth and success of the Company by providing a means to attract, motivate and retain officers, directors, key employees, and consultants through awards of stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards and restricted stock units in the Company. The 2022 Plan was approved by the board of directors (the “Board”) on April 18, 2022. The 2022 Plan is described in more detail in the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commissions on May 2, 2022 (the “Proxy Statement”). The foregoing descriptions and summaries contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text the 2022 Plan which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

As of the record date for the Annual Meeting, May 2, 2022 (the “Record Date”), the Common Stock and the Company’s Series H convertible preferred stock, par value $0.01 per share (the “Series H Preferred Stock,” and, collectively with the Common Stock, the “Voting Securities”) were the only classes of voting stock issued and outstanding. On the Record Date, there were 17,808,434 shares of the Common Stock and 14,556 shares of Series H Preferred Stock issued and outstanding. The Series H Preferred Stock votes together with the Common Stock as a single class, with the Series H Preferred Stock having a number of votes equal to the number of votes that the holder of the Series H Preferred Stock would be entitled to cast had such holder converted its Series H Preferred Stock into shares of the Common Stock on the Record Date for determining the stockholders eligible to vote. The Series H Preferred Stock is subject to a “conversion block,” such that the holder cannot convert or vote any portion of the Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of the Common Stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to the Company). Accordingly, after taking into account the “conversion block,” the holders of the Series H Preferred Stock holding 8,043 shares will be entitled to vote at the Annual Meeting the equivalent of 1,108,789 shares of the Common Stock; thus, a total of 18,917,223 shares of Voting Securities are entitled to vote at the Annual Meeting. Of these shares, 14,176,611 were present or represented by proxy at the Annual Meeting, which constituted a quorum for the transaction of business at the Annual Meeting. The following proposals were voted on at the Annual Meeting, as described in greater detail in the Proxy Statement:

Proposal  1 – To elect directors to the Company’s board of directors. Our stockholders duly elected Ross Levinsohn, Daniel Shribman, Todd Sims, Carlo Zola, Christopher Petzel, Laura Lee, and H. Hunt Allred by at least a plurality of the votes cast, to serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes

Ross Levinson	10,953,305	902	3,222,404
Daniel Shribman	10,933,988	20,219	3,222,404
Todd Sims	10,596,791	357,416	3,222,404
Carlo Zola	10,953,307	900	3,222,404
Christopher Petzel	10,757,551	196,656	3,222,404
Laura Lee	10,757,602	196,605	3,222,404
H. Hunt Allred	10,757,558	196,649	3,222,404

Proposal 2 – To approve the Equity Incentive Plan (the “2022 Plan”). The stockholders approved the 2022 Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

10,587,682	364,446	2,079	3,222,404

Proposal 3 – To Ratify the Extension of the Stockholder Rights Agreement dated May 4, 2021 (the “Original Rights Agreement”), as reflected in the Amended and Restated Rights Agreement, dated as of May 2, 2022 (the “A&R Rights Agreement”). The stockholders ratified the extension of the Original Rights Agreement in the A&R Rights Agreement. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

10,779,641	169,171	5,395	3,222,404

Proposal 4 – To approve the Amendments to the Outside-Plan Option Agreements of Chief Financial Officer (“CFO”), Douglas Smith. The stockholders approved the amendments to the outside-plan option agreements for CFO Douglas Smith. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

10,527,851	359,877	66,479	3,222,404

Proposal 5 – To Ratify the Selection of Marcum LLP (“Marcum”), as the Company’s Independent Registered Public Accounting Firm. The stockholders approved the ratification of the appointment of Marcum as the independent registered public accounting firm. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes

14,176,280	249	82	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	The Arena Group Holdings, Inc. 2022 Equity Incentive Plan*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: June 3, 2022	By:	/s/ Douglas Smith
	Name:	Douglas Smith
	Title:	Chief Financial Officer